Quarterly Investor Update

Second Quarter Fiscal Year 2019

Meta
Financial Group

Forward-Looking Statements

Meta Financial Group, Inc.® (the "Company" or "Meta") and its wholly-owned subsidiary, MetaBank® (the "Bank"), may from time to time make written or oral "forward-looking statements," including statements contained in this investor update, the Company's filings with the Securities and Exchange Commission ("SEC"), the Company's reports to stockholders, and in other communications by the Company and the Bank, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

You can identify forward-looking statements by words such as "may," "hope," "will," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "continue," "could," "future," or the negative of those terms, or other words of similar meaning or similar expressions. You should carefully read statements that contain these words because they discuss our future expectations or state other "forward-looking" information. These forward-looking statements are based on information currently available to us and assumptions about future events, and include statements with respect to the Company's beliefs, expectations, estimates, and intentions, which are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company's control. Such risks, uncertainties and other factors may cause our actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Such statements address, among others, the following subjects: future operating results; customer retention; loan and other product demand; important components of the Company's statements of financial condition and operations; growth and expansion; new products and services, such as those offered by MetaBank or the Company's Payments divisions (which include Meta Payment Systems, Refund Advantage, EPS Financial and Specialty Consumer Services); credit quality and adequacy of reserves; technology; and the Company's employees. The following factors, among others, could cause the Company's financial performance and results of operations to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: maintaining our executive management team; the expected growth opportunities, beneficial synergies and/or operating efficiencies from the Crestmark acquisition may not be fully realized or may take longer to realize than expected; customer losses and business disruption related to the Crestmark acquisition; unanticipated or unknown losses and liabilities may be incurred by the Company following the Crestmark acquisition; the costs, risks and effects on the Company of the ongoing federal investigation and bankruptcy proceedings involving DC Solar Solutions, Inc., DC Solar Distribution, Inc., and their affiliates, including the potential financial impact of those matters on the net book value of Company assets leased to DC Solar Distribution and the Company's ability to recognize certain investment tax credits associated with such assets, and the results of the Company's review of its due diligence processes with respect to the Company's alternative energy assets; factors relating to the Company's recently announced share repurchase program; actual changes in interest rates and the Fed Funds rate; additional changes in tax laws; the strength of the United States' economy, in general, and the strength of the local economies in which the Company conducts operations; risks relating to the recent U.S. government shutdown, including any adverse impact on our ability to originate or sell SBA/USDA loans and any delay by the Internal Revenue Service in processing taxpayer refunds, thereby increasing the cost to us of our refund advance loans; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), as well as efforts of the United States Congress and the United States Treasury in conjunction with bank regulatory agencies to stimulate the economy and protect the financial system; inflation, market, and monetary fluctuations; the timely and efficient development of, and acceptance of, new products and services offered by the Company or its strategic partners, as well as risks (including reputational and litigation) attendant thereto, and the perceived overall value of these products and services by users; the risks of dealing with or utilizing third parties, including, in connection with the Company's refund advance business, the risk of reduced volume of refund advance loans as a result of reduced customer demand for or acceptance of usage of Meta's strategic partners' refund advance products; any actions which may be initiated by our regulators in the future; the impact of changes in financial services laws and regulations, including, but not limited to, laws and regulations relating to the tax refund industry and the insurance premium finance industry; our relationship with our primary regulators, the Office of the Comptroller of the Currency and the Federal Reserve, as well as the Federal Deposit Insurance Corporation, which insures MetaBank's deposit accounts up to applicable limits; technological changes, including, but not limited to, the protection of electronic files or databases; acquisitions; litigation risk, in general, including, but not limited to, those risks involving MetaBank's divisions; the growth of the Company's business, as well as expenses related thereto; continued maintenance by MetaBank of its status as a well-capitalized institution, particularly in light of our growing deposit base, a portion of which has been characterized as "brokered;" changes in consumer spending and saving habits; and the success of the Company at maintaining its high quality asset level and managing and collecting assets of borrowers in default should problem assets increase.

The foregoing list of factors is not exclusive. We caution you not to place undue reliance on these forward-looking statements. The forward-looking statements included herein speak only as of the date of this investor update. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this cautionary note. Additional discussions of factors affecting the Company's business and prospects are reflected under the caption "Risk Factors" and in other sections of the Company's Annual Report on Form 10-K for the Company's fiscal year ended September 30, 2018 and in other filings made with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events or for any other reason.

Overview

Second Quarter Ended March 31, 2019

Delivered strong second quarter earnings.

- *Earnings per diluted share was $0.81 for the quarter.*
- *Significant items this quarter included:*
  - *$6.1 million, pre-tax, executive transition agreement expense, $0.12 per share after-tax*
  - *$6.6 million, after-tax, earnings charge related to DC Solar, $0.17 per share after-tax*

Progress towards strategic playbook.

- *Maintained funding from core deposits at 60% of average total deposits in the fiscal second quarter, during a quarter where wholesale funding is generally expected to be higher compared to other quarters to fund taxpayer advance loan volume*
- *Sold lower yielding securities and replaced with higher yielding loans in an effort to work towards optimizing earning asset mix*

Successful tax season.

- *Tax services product income, net of losses and direct product expenses increased 5.0% when comparing the fiscal 2019 second quarter to the same period of the prior year.*

Positioning in a shifting rate environment.

- *Net interest margin increased to 5.06%, for the fiscal 2019 second quarter, an increase of 245 basis points over the same period of the prior fiscal year; net interest margin, tax-equivalent(1) increased to 5.18%, representing an increase of 229 basis points over the same period of the prior fiscal year and 42 basis points from the linked quarter*
- *Balance sheet well positioned for a flat rate environment with emphasis of growing low-cost deposits and replacing lower yielding assets with higher yielding assets.*

(1) Net interest margin expressed on a fully-taxable equivalent basis ("net interest margin, tax-equivalent") is a non-GAAP financial measure. The tax-equivalent adjustment to net interest income recognizes the estimated income tax savings when comparing taxable and tax-exempt assets and adjusting for federal and state exemption of interest income. The Company believes that it is a standard practice in the banking industry to present net interest margin expressed on a fully-taxable equivalent basis and, accordingly, believes the presentation of this non-GAAP financial measure may be useful for peer comparison purposes.

Differentiated Approach to Driving Shareholder Value

KEY INITIATIVES	1 Increase Percentage of Funding from Core Deposits	2 Optimize Earning Asset Mix	3 Improve Operating Efficiencies
STRATEGY	Leverage payments division growth opportunities Explore and develop new niche deposit opportunities	Replace lower yielding loans and securities with higher yielding loans Expand net interest margin with focus on commercial finance lines of business	Improve efficiency ratio from current level Pause on material mergers and acquisitions
FOCUS	Gain greater share of deposits from strategic partner relationships Develop additional products and services to deepen relationships Add new partners	Limit balance sheet exposure of consumer credit products to less than 15% of earning assets Limit consumer lending partnerships to those with a high potential for strategic cross-selling opportunities	Expense discipline by improving collaboration and productivity Concentrated focus on optimization and utilization of existing platforms

Tax Season Update

2019 Tax Season shows growth amid Government shutdown

- Refund advance originations of $1.49 billion, up 18%, compared to the 2018 tax season
  - *Higher originations driven by increased average loan sizes.*
  - *Approximate average loan size of $1,400 compared to $1,100 in 2018.*
- Launch of interest-bearing refund advance product, which added interest income and boosted profitability.
- Direct tax product expense decreased from the prior year as a result of synergies gained from the prior year.
- Approximately 2.4 million of refund transfers expected to be processed over the 2019 tax season.
  - *RTs at higher margins compared to prior year as a result of consolidation of platforms.*

	Three Months Ended			Six Months Ended		
$ in millions	March 31, 2019	March 31, 2018	% Change	March 31, 2019	March 31, 2018	% Change
Tax Services Interest Income	8.20	0.83	888.0 %	8.21	0.83	889.2 %
Tax Advance Product Income	33.04	33.84	(2.4)%	34.72	35.79	(3.0)%
RT Product Income	31.60	33.80	(6.5)%	31.86	34.00	(6.3)%
Total Tax Services Product Revenue	**$ 72.84**	**$ 68.47**	**6.4 %**	**$ 74.79**	**$ 70.62**	**5.9 %**
Provision	**$ 22.47**	**$ 18.13**	**23.9 %**	**$ 23.97**	**$ 19.15**	**25.2 %**
Direct Tax Product Expense	**$ 9.41**	**$ 11.35**	**(17.1)%**	**$ 9.87**	**$ 11.73**	**(15.9)%**
Tax Services Product Income, net	**$ 40.96**	**$ 39.00**	**5.0 %**	**$ 40.95**	**$ 39.74**	**3.0 %**

Differentiated Approach Creates Long-term Value

Aspirational Target Qualitative Metrics

- ROA > 2.0%
- Efficiency ratio < 65%

Long-Term Capital Management Options

- Share repurchases
  - Authorized share repurchase program, up to 2,000,000 shares of outstanding common stock, effective May 1, 2019 - September 30, 2021
- Dividend payout

Financial Highlights

Financial Highlights

Second Quarter Ended March 31, 2019

- Net income of $32.1 million, or $0.81 per diluted share, for the quarter.
- Net interest margin increased to 5.06% from 4.60% for the fiscal 2019 first quarter. Net interest margin, tax-equivalent(1), increased to 5.18% from 4.76% over that same period.
  - *Net interest margin expanded 46 basis points over linked quarter*
  - *Loan yields increased to 8.05%, or 36 basis points over linked quarter, with interest-bearing tax loans contributing 10 basis points of the increase*
- Total gross loans and leases increased by $1.9 billion, or 126%, compared to March 31, 2018.
- Average noninterest-bearing deposits grew 11% compared to the prior fiscal year second quarter average.

Net Income & Diluted EPS


$ in millions
$31.4
$1.08
$0.23
$0.24
$0.39
$0.81
$32.1
$6.8
$8.7
$15.4
3/31/2018
6/30/2018
9/30/2018
12/31/2018
3/31/2019

Quarter Ended

Total Gross Loans and Leases


$ in millions
$1,520
$1,599
$2,945
$3,328
$3,435
3/31/2018
6/30/2018
9/30/2018
12/31/2018
3/31/2019

Quarter Ended

Noninterest-Bearing Deposits


$ in millions
$2,657
$2,466
$2,375
$2,489
$2,953
3/31/2018
6/30/2018
9/30/2018
12/31/2018
3/31/2019

Quarterly Average

(1) Net interest margin expressed on a fully-taxable equivalent basis ("net interest margin, tax-equivalent") is a non-GAAP financial measure. The tax-equivalent adjustment to net interest income recognizes the estimated income tax savings when comparing taxable and tax-exempt assets and adjusting for federal and state exemption of interest income. The Company believes that it is a standard practice in the banking industry to present net interest margin expressed on a fully-taxable equivalent basis and, accordingly, believes the presentation of this non-GAAP financial measure may be useful for peer comparison purposes.

Financial Highlights

Second Quarter Ended March 31, 2019

Selected Quarterly Average Earning Asset Mix[1]	March 2018	March 2019	Aspirational Earning Asset Mix
Commercial Finance	6%	29%	>55%
Consumer & Warehouse Finance	5%	9%	<15%
Community Bank	23%	21%	<15%
Investments	53%	30%	<20%

[1] Quarterly average, excludes Tax Services Loans and Cash & Fed Funds Sold

Yields for the quarter ended March 31, 2019

Commercial Finance: 10.31% | **Consumer & Warehouse Finance: 7.85%** | **Community Banking: 4.61%** | **Investments: 3.36%**

Noninterest-Bearing Deposits


17% CAGR
2014 - 2018
$ in millions
$1,319
$1,632
$2,018
$2,286
$2,455
$2,719
2014
2015
2016
2017
2018
FYTD 2019
Period Average

Quarterly Average Deposit Mix

Second Quarter Fiscal 2019


Wholesale 40%
Noninterest-Bearing 53%
Interest-Bearing Checking 3%
Money Market & Savings 2%
Time Deposits 3%

Scalable and Diversified Loan Portfolio

National Commercial Lending Platforms Add Further Diversification

All amounts presented are as of March 31, 2019

National Commercial Finance

Commercial finance portfolio increased by 3.0% over linked-quarter to $1.7 billion

Growth driven primarily by asset-based lending and lease financing portfolio.

National Consumer Finance

Consumer finance portfolio increased by 11.4% over linked-quarter to $310.4 million

$80.4 million in new originations during fiscal 2019 second quarter from two launched consumer credit programs



National Consumer Finance 9.0%
Tax Services 2.5%
Warehouse Finance 5.4%
Community Bank 34.6%
National Commercial Finance 48.5%
$3.4 billion
Total Gross Loan & Lease Portfolio, held for investment
Increase of 3.2% over linked-quarter

Community Banking

Community banking portfolio increased 0.7% over linked-quarter to $1.2 billion

Tax Services

Tax services loans of $84.8 million remaining on balance at quarter-end

$1.49 billion taxpayer advances originated in 2019 compared to $1.26 billion originated in each of the past two tax seasons

Warehouse Finance

Warehouse finance portfolio increased by 6.0% over linked-quarter to $186.7 million

Asset Quality Remains Strong and Stable

Disciplined Credit Culture Continues to Drive Strong Asset Quality

Nonperforming Assets ("NPAs")



$ in millions
0.84%
0.86%
0.72%
0.73%
0.68%
$36.1
$35.7
$41.8
$45.4
$40.9
2Q18
3Q18
4Q18
1Q19
2Q19
Period Ended
NPAs
NPAs/Assets

Nonperforming Loans ("NPLs")



$ in millions
0.40%
0.36%
0.35%
0.42%
0.28%
$6.0
$5.7
$10.2
$13.9
$9.6
2Q18
3Q18
4Q18
1Q19
2Q19
Period Ended
NPLs
NPLs/Total Loans

Net Charge-Offs ("NCOs")



$ in millions
0.01%
0.65%
0.46%
0.03%
0.17%
$0.1
$10.4
$13.6
$0.8
$5.9
2Q18
3Q18
4Q18
1Q19
2Q19
Period Ended
NCOs
NCOs/Total Loan & Leases

- Allowance for loan and lease losses was $48.7 million at March 31, 2019, compared to $27.1 million at March 31, 2018
  - *Primarily driven by increases in allowance related to the commercial finance, consumer lending, and tax services portfolios*
- The fair value credit mark for the acquired Crestmark loans and leases totaled $8.7 million at March 31, 2019
- Net charge-offs were $5.9 million for the quarter-ended March 31, 2019
- Tax-related net charge-offs were $10.5 million and $11.3 million in the third and fourth quarters of fiscal 2018, respectively

Regulatory Capital as of March 31, 2019

Strong capital remains above "well-capitalized"



Regulatory Capital Ratios
7.45%
8.42%
10.94%
12.72%
11.31%
12.76%
14.20%
13.92%
Tier 1 Leverage
Common Equity Tier 1
Tier 1 Risk-Based
Total Risk-Based
Meta Financial Group, Inc.
MetaBank
Minimum Requirement to be Well-Capitalized under Prompt Corrective Action (PCA) Provisions

Management targets **six-month average Bank capital ratios** to reduce seasonality[1]

MetaBank Six-Month Average	Actual	Target
Tier 1 Leverage	8.97%	>8.0%
Total Risk-Based Capital	13.42%	>12.0%

Authorized share repurchase program to repurchase up to 2,000,000 shares of outstanding common stock from May 1, 2019 - September 30, 2021.

Capital Deployment Priorities

1. Growth initiatives
2. Share repurchases
3. Dividend payout

[1] Due to the predictable, quarterly cyclicality of noninterest-bearing deposits in connection with tax season business activity, management believes that a six-month capital calculation is a useful metric to monitor the Company's overall capital management process.

Investment Highlights

Differentiated Model

- Targeted niche commercial and consumer industries provide opportunities for growth

Low-Cost Funding Advantage

- National payments business drives low-cost deposits
- Re-focused on increasing percentage of funding from core deposits

Scalable Lending Platforms

- Recent Crestmark acquisition provides scalable commercial finance platform that will be leveraged to optimize earning asset mix

Cross-Selling Opportunities

- Cross-selling expected to further enhance efficiencies with lower cost of customer acquisition, utilizing current product distribution channels

Appendix

Quarterly Income Statement

($ in millions, except per share data)	2Q18	1Q19	2Q19	2Q19 Change From 1Q19 $	2Q19 Change From 1Q19 %	2Q19 Change From 2Q18 $	2Q19 Change From 2Q18 %
Net Interest Income	27.4	60.3	71.4	11.1	18 %	43.9	160 %
Card & Deposit Fee Income	27.8	21.3	25.1	3.9	18 %	(2.7)	(10)%
Refund Transfer Product Fee Income	33.8	0.3	31.6	31.3	NM	(2.2)	(7)%
Tax Advance Fee Income	33.8	1.7	33.0	31.4	NM	(0.8)	(2)%
Rental Income	—	10.9	9.9	(1.0)	(9)%	9.9	NM
Gain/(Loss) on Sale of Loans and Leases	—	0.9	1.1	0.2	25 %	1.1	NM
Other Income	1.9	2.8	4.3	1.5	55 %	2.3	120 %
Total Revenue	$ **124.8**	$ **98.0**	$ **176.4**	$ **78.4**	**80 %**	$ **51.6**	**41 %**
Compensation and Benefits	32.2	33.0	49.2	16.2	49 %	17.0	53 %
Card Processing Expense	7.2	7.1	7.0	(0.1)	(2)%	(0.2)	(3)%
Tax Product Expense	11.3	0.5	9.4	8.9	NM	(1.9)	(17)%
Intangible Amortization	2.7	4.4	5.6	1.2	28 %	2.9	105 %
Operating Lease Equipment Depreciation	—	7.8	4.5	(3.3)	(42)%	4.5	NM
All Other Expense	15.1	21.6	34.6	13.0	60 %	19.6	130 %
Total Expense	$ **68.5**	$ **74.3**	$ **110.3**	$ **36.0**	**48 %**	$ **41.8**	**61 %**
Provision for Loan and Lease Loss	18.3	9.1	33.3	24.2	266 %	15.0	82 %
Net Income Before Taxes	38.0	14.6	32.8	18.2	124 %	(5.2)	(14)%
Income Tax Expense (Benefit)	6.5	(1.7)	(0.4)	1.3	(77)%	(6.9)	(106)%
Net Income before non-controlling interest	**31.5**	**16.3**	**33.2**	**16.9**	**104 %**	**1.7**	**5 %**
Net Income attributable to non-controlling interest	—	0.9	1.1	0.2	17 %	1.1	NM
Net Income attributable to parent	$ **31.5**	$ **15.4**	$ **32.1**	$ **16.7**	**108 %**	$ **0.6**	**2 %**
Earnings Per Share, Diluted	$ **1.08**	$ **0.39**	$ **0.81**	$ **0.42**	**108 %**	$ **(0.27)**	**(25)%**
Average Diluted Sharecount	29,180,136	39,406,507	39,496,832	90,325	— %	10,316,696	35 %

Average Balance Sheet

Fiscal Quarter Average - Quarter Ended ($ in millions)	March 31, 2018 2Q18	June 30, 2018 3Q18	Sept. 30, 2018 4Q18	Dec. 31, 2018 1Q19	March 31, 2019 2Q19	2Q19 Change From 1Q19 $	2Q19 Change From 1Q19 %	2Q19 Change From 2Q18 $	2Q19 Change From 2Q18 %
Cash and fed funds sold	132	57	61	45	281	236	519 %	149	112 %
Total Investments	2,263	2,254	2,205	2,028	1,728	(299)	(15)%	(534)	(24)%
Commercial finance[1]	249	300	1,091	1,562	1,650	88	6 %	1,401	562 %
Consumer finance[2]	197	189	245	291	327	36	12 %	130	66 %
Tax services loans	417	22	13	11	369	358	3,255 %	(47)	(11)%
Warehouse finance	—	—	57	100	182	82	82 %	182	NM
Total National Lending Loans & Leases	863	511	1,406	1,964	2,529	565	29 %	1,665	193 %
Total Community Banking Loans	991	1,050	1,076	1,156	1,181	25	2 %	190	19 %
Other assets	454	368	632	788	1,068	280	36 %	615	135 %
Total Assets	**$ 4,703**	**$ 4,240**	**$ 5,380**	**$ 5,981**	**$ 6,788**	**807**	**13 %**	**2,085**	**44 %**
Noninterest-bearing deposits	2,657	2,466	2,375	2,489	2,953	464	19 %	297	11 %
Interest-bearing deposits (core)	328	265	411	416	411	(5)	(1)%	83	25 %
Wholesale deposits	685	454	1,328	1,698	2,283	585	34 %	1,598	233 %
Total borrowings	503	512	467	497	217	(280)	(56)%	(286)	(57)%
Other liabilities	87	99	146	129	130	1	— %	43	49 %
Total Liabilities	**$ 4,260**	**$ 3,795**	**$ 4,727**	**$ 5,229**	**$ 5,994**	**765**	**15 %**	**1,734**	**41 %**
Shareholder's equity	443	445	653	752	794	42	6 %	351	79 %
Liabilities and Equity	**$ 4,703**	**$ 4,240**	**$ 5,380**	**$ 5,981**	**$ 6,788**	**807**	**13 %**	**2,085**	**44 %**

(1) Commercial finance includes loans from the AFS/IBEX and Crestmark Divisions, and healthcare receivables

(2) Consumer finance includes the Company's purchased student loan portfolios and loans generated from its national consumer lending business

Tax Services Products

Offer a wide range of tax products, including:

Electronic Return Originator ("ERO") Advances

Short-term, small business loan typically utilized by independent tax preparers to purchase tax preparation software and to prepare tax office operations for the upcoming tax season. Generates interest income.

Taxpayer Refund Advances

Short-term consumer loan that provides taxpayers quicker access to a portion of their pending tax refund. MetaBank offers three types of refund advance products:

- **Pre-season Advance:** small loan amount offered prior to filing a tax return, based on income verification, no cost to taxpayer
- **No Fee Refund Advance:** no fee, no interest to the taxpayer
- **Interest-bearing Refund Advance:** higher loan amount, with fixed APR and interest accrual capped at 45 days, payed by taxpayer

Refund Transfers

A low-cost product to the consumer where taxpayers can have their tax preparation fees deducted directly from their pending tax refund.

Prepaid Cards

Taxpayers have the option of receiving tax advances and refunds on a prepaid card which allows them to receive their tax refund more rapidly than check disbursement.

Experienced Management Team

Executive Officers	Prior Experience	Industry Experience *(years)*	MetaBank Experience *(years)*
Brad Hanson *President and Chief Executive Officer*	• President at MetaBank • Prior experience in financial services, including numerous banking, payment card industry and technology-related capacities	29	15
Mick Goik *Executive Vice President and Head of Commercial Finance*	• Crestmark Bank's President and COO, and former CFO • Prior experience includes various roles at Crestmark, GE Capital and other companies involved in the commercial finance products and services industry	26	16(1)
Glen Herrick *Executive Vice President and Chief Financial Officer*	• Chief Financial Officer of Wells Fargo's $30 billion asset student loan division • 20 years at Wells Fargo in various finance, treasury and risk management roles	26	6
Brett Pharr *Executive Vice President and Head of Governance*	• Served as Senior Risk Director at Citizens Bank • 32 years at Bank of America in various roles in commercial, consumer, M&A and risk	34	Joined March 2019
Shelly Schneekloth *Executive Vice President and Chief Operations Officer*	• General Manager of FIS' Prepaid Processing Division • Prior leadership positions in financial services	20	1
Sheree Thornsberry *Executive Vice President and Head of Payments*	• General Manager of Hawk Incentives at Blackhawk Network • Leadership positions at InteliSpend and Blackhawk Network	15	1

(1) For Mr. Goik, includes prior tenure at Crestmark Bank